Exhibit 10.9

November 2, 2021

Jonathan Hyman

VIA EMAIL

Dear Jonathan,

You are currently employed by Braze, Inc. (the “Company”) as Chief Technology Officer. This letter confirms the existing terms and conditions of your employment in that role.

POSITION. You are serving in a full-time capacity as Chief Technology Officer, reporting to the Company’s Chief

Executive Officer, and your primary office will be in New York at the Company’s corporate headquarters. Subject to the other provisions of this letter agreement, we may change your position, duties, and work location from time to time at our discretion.

EMPLOYEE BENEFITS. As a regular employee of the Company, you are eligible to participate in the Company’s standard benefits, subject to the terms and conditions of such plans and programs. Subject to the other provisions of this letter agreement, we may change compensation and benefits from time to time at our discretion.

SALARY. Subject to the completion of the Company’s initial public offering (“IPO”) your annual base salary will be $330,000, payable in semi-monthly installments in accordance with the Company’s standard payroll practices for salaried employees. This salary will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time, and will be retroactive to November 1, 2021.

PERFORMANCE BASED COMPENSATION. You are eligible to earn discretionary performance-based compensation (“PBC”), to be paid out in conformity with the Company’s bonus practices in place from time to time. Subject to the completion of the IPO, your PBC will be equal to $198,000 annually, provided, however, that the precise amount of your PBC will be determined based on your individual and Company performance. You must be actively employed by the Company on the date on which PBC is paid in order to be eligible to earn PBC. In no case will you be eligible to earn PBC after your employment with the Company has terminated, regardless of the reason for such termination.

EQUITY. You have been granted various equity interests in the Company. Those equity interests shall continue to be governed in all respects by the terms of the applicable equity agreements, grant notices and equity plans.

COVENANTS AGREEMENT. You remain subject to the terms of the Employee Covenants Agreement that you previously executed on February 1, 2017 (“Covenants Agreement”).

PERIOD OF EMPLOYMENT. Your employment with the Company remains “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. This remains the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company.

SEVERANCE. You will be eligible for severance benefits under the terms and conditions of the Company’s

Executive Severance Plan.

AMENDMENT. This letter agreement (except for terms reserved to the Company’s discretion) may not be amended or modified except by an express written agreement signed by you and a duly authorized officer of the Company.

GOVERNING LAW. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

* * *

This letter, together with your Covenants Agreement, equity agreements and other agreements referenced herein, forms the complete and exclusive statement of your employment agreement with the Company and supersedes any other agreements or promises made to you by anyone, whether oral or written, with respect to the subject matter hereof. If any provision of this employment letter agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this employment letter agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This letter may be delivered and executed via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes.

Please sign and date this letter below to indicate your agreement with its terms.

Sincerely,

Braze, Inc.

By:	/s/ Jessica Bartlett
Title: SVP, People
Date: November 3, 2021

ACCEPTED AND AGREED TO:

/s/ Jonathan Hyman
Signature of Jonathan Hyman

Dated: November 2, 2021